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                                                              June 11, 1999


Concord Camera Corp.
4000 Hollywood Boulevard
Presidential Circle - Suite 650N
Hollywood, Florida 33021

Gentlemen:

                  We have acted as counsel for Concord Camera Corp. (the "Company"), a New Jersey corporation, in connection with the registration pursuant to a Registration Statement on Form S-8 (the "Registration Statement") by the Company under the Securities Act of 1933, as amended (the "Act"), of 7,500 shares of the Company's common stock, no par value (the "Common Stock"), to be offered for sale by the Company upon the exercise of certain stock options ("Options") from time to time granted to Marcio R. Flores DaSilva pursuant to an employee benefit plan established for the benefit of Mr. DaSilva.

                  We have examined the Company's Certificate of Incorporation and By-laws, both as amended, and minute books and such other documents and records as we have deemed necessary and relevant as a basis for our opinions hereinafter set forth. For the purposes of this letter, we have assumed the genuineness of all signatures and the conformity to original documents of all instruments furnished to us for review or examination as copies.

                  Based on the foregoing and having regard to such legal considerations as we have deemed relevant, it is our opinion that:

                  1. The Company is a corporation duly organized under the laws of the State of New Jersey.

                  2. The Common Stock covered by the Registration Statement has been validly authorized.

                  3. When (i) the Common Stock has been duly registered under the Act, (ii) certificates for the Common Stock have been duly delivered, and
(iii) the Company has received the consideration to be received by it pursuant to


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Concord Camera Corp.
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and upon exercise of the related Options, the Common Stock will be validly issued, fully paid and non-assessable by the Company, with no personal liability attaching to ownership thereof.

                  We hereby consent to the inclusion of this opinion in the Registration Statement and to the references to this firm contained therein.

                                Very truly yours,


                                KRONISH LIEB WEINER & HELLMAN LLP